[CEO/CFO Form]
PREFERRED APARTMENT COMMUNITIES, INC.
EXECUTIVE SEVERANCE AND CHANGE-IN-CONTROL PLAN
PARTICIPATION AGREEMENT
This Participation Agreement (the “Participation Agreement” or this “Agreement”) is entered into effective as of __________________________, 2020 (the “Participation Date”), by and between Preferred Apartment Advisors, LLC. (the “Employer”) and you (the “Participant”), pursuant to the Preferred Apartment Communities, Inc. Executive Severance and Change in Control Plan (the “Plan”). The Participant agrees that the terms and conditions of this Agreement and the Plan will govern the Participant’s rights with respect to the severance and change-in-control benefits provided under Sections 5(b) and 5(c) of the Plan (the “Benefits”). The Employer agrees to be bound by all the terms of the Plan that apply to it as the employing Affiliate of the Company. The Participant and the Employer agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Participation Agreement. Except as defined in this Participation Agreement (including Exhibit A attached hereto), capitalized terms have the same meanings ascribed to them in the Plan.
The Participant and the Employer have entered into this Participation Agreement and have agreed to the terms and conditions included in Exhibit A as an express incentive for the Participant and the Employer to enter into the Participation Agreement and in consideration for the Employer or any of its Affiliates providing the consideration set forth in the Participation Agreement and Confidential Information to the Participant, to further protect the trade secrets and Confidential Information disclosed or entrusted to the Participant, to protect the business goodwill of the Company Group and its Affiliates, to protect the business opportunities disclosed or entrusted to the Participant, and to protect the other legitimate business interests of the Company Group and its Affiliates. In executing this Participation Agreement, the Participant expressly acknowledges and agrees that (a) the Participation Agreement aligns the Participant’s interests with the Company Group’s and its Affiliates’ long-term business interests and creates a further incentive for the Participant to build the Company Group’s and its Affiliates’ goodwill, and (b) the provisions contained in Exhibit A are reasonably related to the Company Group’s and its Affiliates’ legitimate interests in protecting their goodwill.
The terms and conditions of this Participation Agreement as offered herein must be accepted by the Participant within five business days of the date this Agreement is signed by the Employer below. Failure to timely accept the terms by such time will result in immediate and irrevocable cancellation of the participation offered.
1. Participation. In accordance with, and subject to, the terms and conditions of the Plan, the Employer hereby allows the Participant to participate in the Plan and to be treated as an Eligible Individual under the Plan.
2. Applicable Severance Multiplier. The Participant is hereby designated as eligible to receive severance benefits pursuant to Section 5(b) of the Plan. Pursuant to the Participant’s participation as an Eligible Individual under the Plan, upon a qualifying termination of employment as provided in Section 5(b) or Section 5(c) of the Plan, the Participant will be entitled to receive certain severance benefits that are based upon the Participant’s Applicable Severance Multiple. The Participant’s Applicable Severance Multiple is 2.0, for purposes of Section 5(b) of the Plan and 3.0 for purposes of Section 5(c) of the Plan.
3. “Cause” Definition. The following clause shall be added to the end of the definition of “Cause” under the Plan:
“No termination of employment shall be for Cause as set forth in clause (i), (ii), (vi), or (vii) above until there shall have been delivered to the Eligible Individual a copy of a written notice setting forth that the Eligible Individual has engaged in the conduct described in clause (i), (ii), (vi), or (vii), as applicable, and specifying the particulars thereof in detail. No act, nor failure to act, on the Eligible Individual’s part shall be considered “willful” unless he has acted, or failed to act, with an absence of good faith and without reasonable belief that his action or failure to act was in the best interest of the Company and its Affiliates. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Eligible Individual after Notice of Termination is given by the Eligible Individual shall constitute Cause.”
4. “Good Reason” Definition. The following clause (v) shall be added to the end of the first sentence included in the definition of “Good Reason” under the Plan:
“, or (v) following a Change in Control, (A) the Eligible Individual ceasing to serve as the [Chief Executive Officer] [Chief Financial Officer] of the acquiring or successor company, reporting directly to the Board of Directors of such entity, or (B) the acquiring or successor company not existing as a publicly traded corporation.”
In addition, the reference to “clauses (i) through (iv) above” in the penultimate sentence of the “Good Reason” definition under the Plan shall be substituted with a reference to “clauses (i) through (v) above.”
5. Restrictive Covenants; Recovery of Payments. In exchange for the Employer’s entry into this Agreement, the Participant agrees to the obligations set forth in Exhibit A. If the Committee determines that the Participant has committed a breach of any such obligations, upon notice from the Employer, the Participant shall forfeit and/or reimburse to the Employer all or a portion of the Benefits subject to this Participation Agreement and the Plan, as the Committee deems appropriate under the circumstances.

[Signature Page Follows]

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PREFERRED APARTMENT ADVISORS, LLC

By: __________________________________
Name: _______________________________
Title: _______________________________

PREFERRED APARTMENT COMMUNITIES, INC.

By: ___________________________________
Name: ______________________________
Title: _______________________________

PARTICIPANT
____________________________________________
Date: ________________________
[Insert Name]

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EXHIBIT A
TO PREFERRED APARTMENT COMMUNITIES, INC.
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN
PARTICIPATION AGREEMENT

1. Defined Terms; Employment Relationship; Application of Exhibit A. Capitalized terms used in this Exhibit A that are not defined in this Exhibit A shall have the meanings assigned to such terms in the Preferred Apartment Communities Severance and Change in Control Plan (the “Plan”) or in the Participation Agreement to which this Exhibit A is attached (the “Agreement”), as applicable. This Exhibit A supersedes any other similar restrictive covenants contained in any other agreement between the Participant and any member of the Company Group and any of their Affiliates.
As used in this Exhibit A, the following terms shall have the following meanings:
1.(a) “Business” means the Company Group’s business at the time of the Participant’s termination of employment, as described in the filings of Preferred Apartment Communities, Inc. with the Securities and Exchange Commission; provided, however, that if the Participant’s termination of employment occurs within 60 days following the occurrence of a Change in Control, “Business” shall mean the business described in this Section 1(a) as in existence immediately prior to the Change in Control.
2.(b) the “Company Group” means and includes, by virtue of existing agreements to control and safeguard the intellectual property developed, licensed, used, maintained and owned by each of, Preferred Apartment Communities, Inc., which is domiciled in Atlanta, Georgia, and all other companies in which Preferred Apartment Communities, Inc. owns a direct or indirect controlling interest or is the controlling shareholder, together with all direct and indirect subsidiaries and successors of all such companies.
3.(c)  “Confidential Information” means any of the following: (i) non-public information, (ii) knowledge, (iii) data, (iv) Trade Secrets and any other information that provides any member of the Company Group with a competitive advantage by virtue of not being publicly known, (v) proprietary information, (vi) confidential information, or (vii) non-public information provided to any member of the Company Group by its tenants, lenders, borrowers, or any other customers, suppliers, contractors, subcontractors, agents or representatives with an expectation of confidentiality that is obtained by or disclosed to the Participant as a result of the Participant’s employment or affiliation with the Company Group.
4.(d) “Competing Business” means any business, individual, partnership, firm, corporation, or other entity which engages in the Business in the Restricted Area. In no event will any member of the Company Group be deemed a Competing Business.
5.(e) “Developments” means any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation,

formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein, whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection.
6.(f) “Fund” means any investment fund, pooling vehicle or separate account managed or established by any member of the Company Group or any of such members’ Affiliates (regardless of sector or geographic focus).
7.(g) “Governmental Authority” means any governmental, quasi-governmental, state, county, city, or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.
8.(h) “Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement (including, without limitation, any of the foregoing that relates to environmental standards or controls, energy regulations, and occupational, safety, and health standards or controls, including those arising under environmental laws) of any Governmental Authority.
9.(i) “Noncompetition Prohibited Period” means the period during which the Participant is employed by any member of the Company Group and ending twelve (12) months following the date on which the Participant is no longer employed by any member of the Company Group.
10.(j) “Nonsolicitation Prohibited Period” means the period during which the Participant is employed by any member of the Company Group and ending twenty-four (24) months following the date on which the Participant is no longer employed by any member of the Company Group.
11.(k) “Prohibited Period” means the Noncompetition Prohibited Period and/or the Nonsolicitation Prohibited Period, as applicable.
12.(l) “Portfolio Company” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind in which any Fund has an investment (or such equivalent term as defined in the applicable fund or separate account governing documents).
13.(m) “Records” means all files, records, documents, memoranda, books, papers, plans, information, letters, drawings, specifications, equipment and similar items, and copies thereof or therefrom, in any physical or electronic form (e.g., printed copies, electronically stored files, computer hard drive, microfilm, etc.), relating to the business of any member of the Company Group, whether prepared by the Participant or otherwise coming into the Participant’s presence.
14.(n) “Restricted Area” means any geographical area within 25 miles of any location in which any member of the Company Group engages in the Business, which, for the sake of clarity, includes any property site managed, operated, financed, or otherwise utilized in the Business by any member of the Company Group.
15.(o) “Trade Secrets” means the trade secrets of the Company Group as defined under applicable law.
2. Confidential Information
i.The Participant acknowledges that all Confidential Information is the property of the Company Group.
ii.The Participant will not disclose or use for the Participant’s own benefit or purposes or the benefit or purposes of any other person, entity or enterprise, other than the Company Group, any Confidential Information; provided that the foregoing shall not apply to the disclosure of information which (i) has become public other than as a result of the Participant’s breach of this covenant or a third party’s breach of obligations owed to the Company Group, (ii) is acquired by the Participant from others who have no direct or indirect confidential commitment to the any member of the Company Group with respect to same, (iii) is independently developed by the Participant, (iv) is required by law to be disclosed, so long as the Participant has provided the Employer with at least five (5) days’ written notice prior to any disclosure required by law. The Participant understands that the covenant contained in the foregoing sentence shall apply (A) with respect to Confidential Information other than Trade Secrets, at all times during employment with the Employer or any other member of the Company Group and for three (3) years thereafter, and (B) with respect to Trade Secrets, at all times such data or information constitutes a “trade secret” under applicable law.
For purposes of clarity, the Participant acknowledges that as used in this Agreement, the meaning of Confidential Information shall also include, without limitation, proprietary or confidential information relating to: any information (whether oral or written) with respect to, or any matter relating to any member of the Company Group, any Portfolio Company or any Fund, or any Affiliate of any of the foregoing, including any and all reports, data, interpretations, forecasts, records, analyses, compilations, studies or other documents prepared by or provided to the Participant in connection with the Participant’s provision of services to any member of the Company Group or an Affiliate or in connection with any existing or contemplated transaction or investment related activities of any member of the Company Group, any Fund, any Portfolio Company, or any Affiliate of any of the foregoing (whether or not such information was prepared by or provided to the Participant in his or her capacity as an employee or in connection with the Participant’s provision of services).
iii.The Participant agrees that even if information in the Participant’s possession is not within or covered by the description set forth in Section 2(b), if the information in the Participant’s possession gives any member of the Company Group a competitive advantage over its competitors by virtue of it not being publicly known, then it is still deemed to constitute Confidential Information for purposes of this Agreement.

iv.The Participant acknowledges that if Confidential Information were disclosed to third parties or used by third parties and/or the Participant without written permission of the Employer, that the disclosure or use would seriously and irreparably damage the Company Group and would cause the Company Group to lose certain competitive advantages.
v.The Participant agrees that all Records shall remain the exclusive property of the applicable member of the Company Group and shall not be removed from the premises of the applicable member of the Company Group unless in accordance with a written policy of the Employer or upon the written consent of the General Counsel of the Employer.
vi.The Participant agrees that upon the effective date of the termination of the Participant’s employment with the Employer for any reason, the Participant will immediately return to the Employer all Records and not retain any copies thereof.
vii.Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Participant from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Participant from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal. Nothing in this Agreement requires Participant to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Employer that Participant has engaged in any such conduct.
3. Non-Disparagement: The Participant shall refrain, both during and for a period of thirty-six (36) months after the termination of the employment relationship, from publishing any oral or written statements about any member of the Company Group or any of their affiliates, or any member of the Company Group’s or such affiliates’ directors, officers, employees, consultants, agents, representatives, customers, or suppliers that are disparaging, slanderous, libelous, or defamatory or that place any member of the Company Group or any of their affiliates, or any member of the Company Group’s or any such affiliates’ directors, officers, employees, consultants, agents, or representatives in a false light before the public.
4. Non-Competition; Non-Solicitation. The Participant and the Employer agree to the non-competition and non-solicitation provisions of this Exhibit A in consideration for the Confidential Information provided by the Company Group and its Affiliates to the Participant

pursuant to the Participant’s employment with the Employer, to further protect the Trade Secrets and Confidential Information disclosed or entrusted to the Participant or created or developed by the Participant for the Company Group or its Affiliates, to protect the business goodwill of the Company Group and its Affiliates developed through the efforts of the Participant and the business opportunities disclosed or entrusted to the Participant and the other legitimate business interests of the Company Group and its Affiliates, and as an express incentive for the Employer to enter into the Agreement.
1.Subject to the exceptions set forth in Section 4(b) below, the Participant expressly covenants and agrees that during the Noncompetition Prohibited Period, the Participant will refrain from carrying on or engaging in, directly or indirectly, any Competing Business. Accordingly, the Participant will not, directly or indirectly, own, manage, operate, join, become an employee of, partner in, owner, or member of, control or participate in, be connected with or loan money to, sell or lease equipment or property to, serve as a consultant to, or as a member of the board of directors of, or otherwise be affiliated with any Competing Business in the Restricted Area.
2.Notwithstanding the restrictions contained in Section 4(a), the Participant or any of the Participant’s affiliates may, without violating the provisions of Section 4(a) maintain as a passive investment an ownership interest in any entity or investment vehicle, whether public or private; provided, that neither the Participant nor any of the Participant’s affiliates has the power, directly or indirectly, to control or direct the management or affairs of any such entity and is not involved in the management of such entity .
3.The Participant further expressly covenants and agrees that during the Nonsolicitation Prohibited Period, the Participant will not, and the Participant will cause the Participant’s affiliates not, to engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of any member of the Company or any of their Affiliates, canvass, solicit, approach, divert or entice away, or cause to be canvassed, solicited, approached, diverted or enticed away, from any member of the Company Group or any of their Affiliates any person who or which is a retail or office tenant of any of such entities during the period during which the Participant was employed by any member of the Company Group or any such members’ Affiliates, to the extent such activity is to the detriment of the Company Group, or (iii) canvass, solicit, approach, divert or entice away, or cause to be canvassed, solicited, approached, diverted, or enticed away, from any member of the Company Group or any of their Affiliates any person who or which is a borrower of any of such entities during the period during which the Participant was employed by any member of the Company Group or any such members’ Affiliates. Notwithstanding the foregoing, the restrictions of Section 4(c)(i) shall not apply with respect to an officer or employee who responds to a general solicitation that is not specifically directed at officers and employees of any member of the Company Group or any of their Affiliates.
4.Before accepting employment, engaging in service, or otherwise becoming affiliated with any other person or entity during any Prohibited Period, the Participant will inform such person or entity of the restrictions contained in this Exhibit A.

5. Relief. The Participant and the Employer agree and acknowledge that the limitations as to time, geographical area, and scope of activity to be restrained as set forth in Section 4 are reasonable and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company Group and its Affiliates. The Participant and the Employer also acknowledge that money damages would not be a sufficient remedy for any breach of this Exhibit A by the Participant, and the Employer shall be entitled to enforce the provisions of this Exhibit A by terminating payments then owing to the Participant under the Plan (or to recoup payments previously made thereunder) or otherwise, and any member of the Company Group or its Affiliates shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Exhibit A but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Participant and the Participant’s agents.
6. Reasonableness; Enforcement. The Participant hereby represents that the Participant has read and understands, and agrees to be bound by, the terms of this Exhibit A. The Participant acknowledges that the geographic scope and duration of the covenants contained in this Exhibit A are the result of arm’s-length bargaining and are fair and reasonable in light of (a) the nature and wide geographic scope of the Company Group’s operations of the Business, (b) the Participant’s contact with the Company Group’s business in all jurisdictions in which it is conducted, which includes the entire Restricted Area, and (c) the amount of confidential information that the Participant is receiving in connection with the performance of the Participant’s duties on behalf of the Company Group and/or its Affiliates and the amount of goodwill with which the Participant is and/or will be connected and will help build on behalf of the Company Group and its Affiliates. It is the desire and intent of the parties that the provisions of this Exhibit A be enforced to the fullest extent permitted under applicable Legal Requirements, whether now or hereafter in effect; therefore, to the extent permitted by applicable Legal Requirements, the Participant and the Employer hereby waive any provision of applicable Legal Requirements that would render any provision of this Exhibit A invalid or unenforceable.
7. Reformation; Severability. The Employer and the Participant agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Exhibit A would cause irreparable injury to the Company Group and its Affiliates. The Participant understands that the foregoing restrictions may limit the Participant’s ability to engage in certain businesses anywhere in the Restricted Area during the Noncompetition Prohibited Period, but acknowledges that the Participant will receive sufficient consideration from the Employer and its Affiliates to justify such restriction. Further, the Participant acknowledges that the Participant’s skills are such that the Participant can be gainfully employed in non-competitive employment and that the agreement to not compete will not prevent the Participant from earning a living. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. If, due to applicable law, a court is not permitted to modify a restriction within this Exhibit A that it deems overly broad, then the court shall have the power to, and shall, sever such overly broad restriction (or any portion thereof) so that the restrictions after such severance are enforceable and shall be fully enforced. By agreeing to this contractual modification prospectively at this time, the Employer and the Participant intend to make this Exhibit A enforceable under the law or laws of all applicable states and other jurisdictions so that the entire agreement not to compete and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal. Such modification shall not affect the payments made to the Participant under the Plan.
8. Applicable Law; Venue. This Participation Agreement is governed by Georgia law, without giving effect to its conflicts of law principles. The Participant consents to the jurisdiction of the Fulton County District State Court in Atlanta, Georgia although the Company Group may choose to seek enforcement of the Restrictive Covenants in any jurisdiction where the Participant may be found.
9. Third Party Beneficiary. The Participant and Employer agree that any member of the Company Group who is not a party to this agreement shall be a third-party beneficiary and is entitled to enforce the obligations set forth in this Exhibit A as if a party hereto.

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